EXHIBIT 5.1


                                  LAW OFFICE OF
                               REED & REED, P.C.
                                ATTORNEYS AT LAW
                         4450 ARAPAHOE AVE., SUITE 100
                            BOULDER, COLORADO 80303


Telephone (303 415-2565                                         E-Mail
Fax (303) 499-2554                                              ReedsLaw@aol.com


Scott M. Reed
Leslie M. Reed


                                 July 23, 2004


Petrogen Corp.
3200 Southwest Freeway, Suite 3300
Houston, Texas 77027


Gentlemen:

     In connection with the Registration Statement on Form S-8 being filed by Petrogen Corp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 5,000,000 shares of the Company's Common Stock to be offered under the Company's 2004 Stock Option and Incentive Plan (the "Plan"), we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

     2. All necessary corporate action has been taken to authorize the establishment of the Plan and the issuance of 5,000,000 shares of the Company's Common Stock under the Plan; and

     3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.


                      Very truly yours,


                      /s/ Law Office of Reed & Reed, P.C.